Exhibit 10.24(b)

SYNAPTICS INCORPORATED
2010 INCENTIVE COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

1.Grant of Option. SYNAPTICS INCORPORATED (the “Company”) hereby grants, as of the date of grant (“Date of Grant”) set forth in the attached Notice of Grant of Stock Options attached hereto and made a part hereof, to the person whose name is set forth in the Notice of Grant of Stock Options (the “Optionee”) an option (the “Option”) to purchase the total number of shares of the Company’s Common Stock (the “Shares”) set forth in the Notice of Grant of Stock Options, at the exercise price per share set forth in the Notice of Grant of Stock Options. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s 2010 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.Exercise Schedule. Except as otherwise provided in Sections 6 or 8 of this Option Agreement, or in the Plan, the Option is exercisable in installments as provided in the Notice of Grant of Stock Options, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided in the Notice of Grant of Stock Options, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The Notice of Grant of Stock Options table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date. Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of an Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in the Notice of Grant of Stock Options by written notice, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash, (b) check, or (c) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.Termination of Option.

(a)Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

(i)three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) Cause, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)immediately upon the termination of the Optionee’s Continuous Service for Cause;

(iii)twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

(iv)(A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 6(a)(iii) hereof; or

(v)the seventh anniversary of the date as of which the Option is granted.

(b)To the extent not previously exercised, the Option shall terminate immediately in the event of the liquidation or dissolution of the Company.

7.Transferability

(a)General. Except as provided herein, the Optionee may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Securities Exchange Act of 1934, as amended, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative.

(b)Permitted Transfer of Option. The Committee, in its sole discretion, may permit the transfer of an Option granted under this Option Agreement as follows: (A) by gift to a member of the Optionee’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Optionee. For purposes of this Section 7(b), “Immediate Family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order), child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling, and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 7(b) are not required by applicable federal or state securities laws under the circumstances, then the Committee, in its sole discretion, may permit the transfer of Options granted under this Option Agreement to one or more Beneficiaries or other transferees during the lifetime of the Optionee, which may be exercised by such transferees in accordance with the terms of this Option Agreement, but only if and to the extent permitted by the Committee pursuant to the express terms of this Option Agreement (subject to any terms and conditions which the Committee may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Optionee shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Optionee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.Acceleration of Exercisability of Option.  In the event of a Change in Control, the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee, assume the Option or substitute an equivalent cash or equity award or right (including an award or right that maintains the Option’s intrinsic value, based on the per share consideration payable to stockholders of the Company in such Change in Control). If the successor or acquiring entity or an affiliate thereof does not cause such an assumption or substitution, then the Option will become fully vested and exercisable, effective as of and contingent on the consummation of the Change in Control. The Committee shall give written notice of the Change in Control referred to in this Section 8 a reasonable period of time prior to the closing date for such Change in Control (which notice may be given either before or after approval of such Change in Control), in order that the Optionee may have a reasonable period of time prior to the closing date of such Change in Control within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the

Option that may become fully vested and exercisable upon the consummation of the Change in Control). The Optionee may condition his or her exercise of the Option upon the consummation of the Change in Control.  In addition, the transaction agreement for such Change in Control may provide for the settlement of a vested and exercisable Option through  a payment equal to the difference between the per share consideration payable to stockholders of the Company in such Change in Control and the exercise price of such Option, provided that if the exercise price of such Option is greater than such per share consideration, then the Option may be cancelled without any payment to the Optionee.

9.No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10.Market Stand-Off Agreement. At the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

11.No Right to Continued Employment. Neither the Option nor this Option Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

12.Employment at Will. Optionee acknowledges and agrees that the vesting of shares pursuant to the Option granted is earned only by continuing employment or consultancy at the will of the Company (not through the act of being hired, being granted this Option or acquiring shares hereunder). Optionee further acknowledges and agrees that nothing in this Option Agreement, nor in the Plan, shall confer upon Optionee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s employment or consultancy at any time, with or without Cause.

13.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

14.Interpretation / Provisions of Plan Control. This Option Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Option Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Option Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Option Agreement. The undersigned Optionee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Option Agreement.

15.Notices. Any notice under this Option Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at:

Synaptics Incorporated
1251 McKay Drive
San Jose, California 95131-1709

or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

16.Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY

INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(b)Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

The foregoing discussion assumes that, and only is applicable if, the fair market value of the Shares as of the date on which the Option is granted is not significantly less than the exercise price. The Company believes that it has made a good faith effort to determine the fair market value of the Shares and does not believe that the exercise price is significantly less than the fair market value of the Shares on the Date of Grant. No assurances can be given, however, that the Internal Revenue Service would not take a contrary position. It is possible that if the fair market value is determined to be significantly greater than the exercise price, the Internal Revenue Service may take the position that the Option is not in effect a stock option but should be treated as a restricted stock for tax purposes. The Optionee should consult with his or her own tax advisors as to whether any action should be taken to minimize these risks.

17.Execution. This Option Agreement is executed by the parties hereto on the Notice of Grant of Stock Options, which is attached hereto and made a part hereof.

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